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IPO Edge Fireside Chat PublicSq. Transcript (7.10.23)

John Jannarone:

Good morning. Thank you for joining. I’m John Jannarone, Editor-in-Chief of IPO Edge along with CorpGov, which I think is notable given the topic of today’s discussion, which is an interview with the CEO of PublicSq. along with the CEO of Colombier Acquisition. You’re going to meet those two gentlemen momentarily. This company is going public as the two of them merge. Currently trades under CLBR, and that’s really all you need to know for the moment if you want to invest. That ticker will flip, as we’ll get into, once the deal closes. For those of you who are not familiar with this business, I think it’s a really great moment in time to be having this interview with all that’s been going on in the last few months. You look at things like Ben & Jerry’s and Bud Light, and it’s in the news almost every day.

These gentlemen are going to have some thoughts on that and what their business model is all about, which is targeting a specific group of people whose values may not align with some of those companies who have taken a certain path with regard to ESG and wokeness, as we call it. Before we begin, I want to remind everyone that you’re free to ask questions right there on the Zoom portal. The best way to do that. And you can also, if you want, send an email to editor@ipo-edge.com. And finally, please check out the replay, which will be up in just an hour or two after we’re done if you can’t catch the whole thing live. Before we bring on today’s guest, I want to start with a little video to give you an overview of what PublicSq. is all about.

Tucker Carlson:

Pretty much every big institutional investor in the west is guided by something called ESG. The idea is you invest your money in companies whose values align with those of the Democratic Party. And this is everywhere, but there’s at least one person who’s decided to make it easier for the rest of us to buck that trend. He’s made an app that promotes companies that promote the United States. The man is Michael Seifert. He’s the founder and CEO of PublicSq., He joins us [inaudible]…

Michael Seifert:

We at PublicSq. are actively transforming this great nation for the better, and we’re shifting the power structures of society back toward “We the People.” We’re doing this by encouraging patriotic Americans around this great country to vote with their wallets and shop in alignment with their values. We have created the largest network of patriotic consumers and businesses the world has ever seen, and we’re just getting started. But I don’t want you to just take my word for it. I want you to hear from some of the profound leaders of our movement about why they love engaging in the PublicSq.

Donald Trump Jr.:

Wokeness has taken over corporate America. My friend Michael Seifert understood this, which is why he created PublicSq.

David Harris Jr.

We need to, as Americans, as patriots, put our money into businesses that support our values. We can hop on PublicSq., find businesses that align with our values, freedom, faith, patriotism, standing up for America first, and then that’s where we shop. PublicSq. is where it’s at, friends.

Shannon Bream:

Number of small businesses that have failed during the Coronavirus pandemic is staggering. It stays afloat. Some of them are actually reopening and ignoring mask and vaccine mandates oftentimes with significant blowback. Well, now there’s a blossoming online community for businesses that do not require or comply with COVID restrictions.

Tim Pool:

The fact that you can find businesses that share your values in a place as blue and insane as the south side of Chicago. I’m going to use this and go to these businesses.

Michael Seifert:

You should.

Tim Pool:

100%. I don’t want to give money to the people who hate me.

Dan Ball:

The next time you’re out and about or the next time you’re logged on and you’re about to buy a new item, order something, shop, eat at a restaurant, stay at a new location, try a small mom-and-pop owned business that shares your same values.

Jack Posobiec:

So in less than one year, PublicSq., I’ve been telling you about them, they’ve grown to be the largest platform of patriotic, freedom-loving businesses the world has ever seen.

Allie Stuckey:

You want to support small businesses and buy services and products that are made by people who align with you, and that’s what PublicSq. allows you to do.

Charlie Kirk:

Michael, I was in Idaho Falls last week, and I was in Florida before that. You know what I did, Michael? I opened up my PublicSq. app and I said, “I’m only going to get coffee. I’m only going to get...” Because when I’m traveling, I don’t want to go support some LGBT trans thing. And so we get our coffee, we get our food from patriots.

Steve Bannon:

Stop giving your money to people that hate you, okay? Shop your values.

Michael Seifert:

We at PublicSq. are so grateful that we’ve had the opportunity to lock arms with patriotic consumers and businesses alike, and we would love for you to join the journey with us because ultimately, PublicSq. is the only platform where you can search for businesses that share your worldview, shop in alignment with your values, and then share that experience with all of your friends so that we can continue to grow this great patriotic movement, one business and one consumer at a time. So what are you waiting for? To get started, head to PublicSq.com today or you can search for PublicSq. app in App Store or Google Play, and we’d love it if you join us on the journey.

John Jannarone:

All right. With that, we’re going to meet Michael Seifert himself who you just saw in that clip. But before that, let’s start with Omeed Malik who is the CEO of Colombier Acquisition Corp. Omeed, thanks for joining us.

Omeed Malik:

Yeah, thanks for having us. We’re excited to be here and speak to your community.

John Jannarone:

So Omeed, let’s start from the beginning. Tell us a bit about your background, when you formed the SPAC, and what exactly you were setting out to do. What were you looking for?

Omeed Malik:

Yeah, so Colombier Acquisition Corp. is, as you mentioned, CLBR on the New York Stock Exchange. We formed a couple of years ago exactly, and the idea was to find a transformative consumer business, but we didn’t have any kind of political idea about what that was going to look like. During that period though, I moved my family to Florida where we are broadcasting right now in the great state of Florida in Palm Beach. And during the last couple of years, I think all of your viewers would agree, we’ve had a fracturing where COVID has been the catalyst of that politically and we’ve seen federalism reemerge in the United States where different visions for different states, which I think is a healthy thing to have emerged – Florida versus New York, Texas versus California – and at the same time you’re starting to see a cultural fracturing as well. I think our system is built to handle that.

What I started to get even more concerned about though was that the next battlefield of this fracturing was going to occur in commerce. And you saw a few very, I think, troubling things happening over the last couple of years. One was some of the censorship that we now know was taking place in Big Tech of people, actually at the behest of the federal government. So, effectively the federal government telling large, private, Big Tech monopolies to censor Americans. That’s a violation of our Constitutional rights. You got to just look up north to Canada and see when people wanted to express their free speech about what they wanted to do with their bodies. They lost their bank accounts in Canada. All of this stuff should be very troubling when you see the social credit scores that exist in places like China. So I provide that backdrop to say that if people are concerned about the Bill of Rights politically, that’s great.

We have opportunities to go to states and respect that. However, with technology now, commerce is an area we should all be very concerned about too. What systems of commerce do we have to insulate people from that kind of behavior? So I thought that the most foundational business you could possibly have would be an exchange, which is what PublicSq. is. It’s effectively like an Amazon. I also had a thesis that there was a parallel economy that was starting to be created here. And it represents at least 100 million Americans because the question I ask often rhetorically is, if you’re a Christian conservative mother of three in the Midwest, can anyone mention one large multinational company that tries to market to them? The answer is so obvious that the answer is no, right? And in some cases that we’ve seen, particularly in the last three or four months, not only are they ignoring that individual and that family, they’re going out of their way to provoke them and alienate them.

So even if you don’t agree with what we’re doing ideologically, which I don’t think is even remotely controversial, the kind of business opportunity is right there in front of us with what I have characterized as the third-largest economy in the world. And that’s just simply backed into by looking at the amount of folks that voted for Trump in 2020, which discounts this market by some substantial portion. They accounted for about 30% of American GDP. That’s $7 trillion of buying power that has no products worth. So Michael has filled the void with that product, creating PublicSq., and that’s the most important product for a variety of reasons. What we have had in the past are people getting frustrated when a company acts woke, for lack of a better phrase, and boycotting them, or getting angry and creating these boycotting campaigns on social media.

What we have not had to date is an opportunity to do something positive with that, which is to, I think, be as American as apple pie, which is competition, which is to say there are other businesses. And you don’t have to take my word for it. Just in the few months alone here since the company has gone national, the company has over 1.1 million registered users. That’s a phenomenal statistic, and they reached that very important milestone for a tech company faster than Airbnb, Twitter, or Spotify did it. That’s on pace with Facebook. So we’re really onto something very special here. And the last thing I’ll say, because you started it about the SPAC, is a SPAC, despite how your audience knows that have been very challenged at large, a SPAC is actually the perfect way to take a company like this public. Because when I was talking to Michael, his number one emphasis was that he wanted regular mom and pops to be able to own the stock.

You can’t do that as a private company because you have to be an accredited investor, as you know. So going public allows the people who really support this movement, and you’ve seen that in some SPACs, maybe not in an institutional manner, but certainly when Trump’s DWAC SPAC was trading at $150, that hasn’t closed or anything, but that showed people wanted to support it. But you also had a company called Black Rifle Coffee that went public via SPAC and a company called Rumble that also went public via SPAC. In both of those instances, a big part of their float was held by people who watch your show or other retail investors who wanted to express themselves. This is no different, but I do think it’s much more powerful because the TAM is of course so much larger.

John Jannarone:

Great. Great. Thanks a lot for that, Omeed. Michael, let’s bring you into the discussion here. That was a great overview, but I just want to step way back. I think that as long as we can remember, there have been things you could do, like only buy made in USA. But you’re taking it further than that because you’re actually giving people, I guess, a menu of things to buy where they know that that’s maybe... I realize not everything’s made in the USA, but they’re buying something they stand behind ideologically. Can you explain just a bit about how you took the next step, and where’d come up with the idea?

Michael Seifert:

Well, thanks so much for having us. Happy to share. I’ve been witnessing this for a decade. And I’m from San Diego, California, so we were in kind of the heart of a lot of the COVID madness, is what I would call it. If you lived in a major metropolitan area in a blue state, you likely experienced some of the heavy-handedness from government. And I really was distressed watching government say that some businesses were essential and other businesses were non-essential. And that delineation had a lot to do with how much lobbying firepower you had financially. So you saw a lot of mom-and-pop businesses really get the raw end of that deal, and it was really distressing. So while I’ve witnessed for 10 years this move toward ESG and DEI and many of those philosophies being built and established on faulty foundation because it wasn’t actually grounded in morality or true virtue, it was often more about the signaling.

I think that’s best evidenced by companies like FTX who had one of the highest ESG scores, and yet clearly corporate governance was not all that important to them. It happens on the geopolitical angle as well. If you look at Sri Lanka, one of the highest ESG scores in the world, and yet the country’s in total disarray. So there’s clearly this facade of morality and virtue that’s been happening, but what it’s actually been doing is establishing this stakeholder capitalism that’s really detrimental, I believe, to the economy because you have companies like Target that are no longer actually speaking to their audience. Target’s audience are mom shoppers that are upper middle class. If you look at mom shoppers that are upper middle class, they’re largely conservative. They don’t want you talking to their kids about gender or sexuality. They want a wholesome shopping experience where they can know with blessed assurance that they’re not going to be lectured.

So I’ve witnessed that for a decade. Finally in the middle of COVID, felt like we need a solution. So my wife and I actually had on a piece of paper a list of like 25 businesses that we knew we could feel confident supporting. It was a yellow sheet of manila paper, and these were businesses from our local community as well as a few online retailers, and we knew we could support them because we knew the owner, and we knew the values that the owner espoused. And at the end of the day, we knew that the principles that they adopted and respected aligned with ours. So we felt like you know what? We don’t need to go to Target anymore. We don’t need to go to Starbucks. They donate to everything that stands against my worldview. Let’s use this network of alternatives. Started getting a lot of excitement and interest from friends and community members and a small following online that was excited about the potential of what this could be.

And in January of ’21 thought, “What if we could actually turn this into a digital marketplace where consumers could join, businesses could add themselves to the directory by agreeing with the core principles that would guide this experience? A love for country, a love for Constitution, and the values that it protects. It’s so much deeper than politics. It’s about the principles that guide this experience. We could really be onto something special.” That was January of ’21. 30 months later, we have over 1.1 million active members on the platform, and these are actual registered consumers with their information. These are not just random hits to the site. Over 55,000 business vendors, and we believe firmly that every single one of those businesses that have signed up for this platform are essential. And we’re proud to communicate that to our consumers every single day at PublicSq.com. So that’s the backstory that’s led us to where we are today.

John Jannarone:

No, that’s really helpful, Michael. I just want to dig a little bit more into the mechanics of how this works. That’s a lot of vendors you got. How did they find out about you? And by the way, what kinds of companies are these? I’ve gone on there, and I actually came across a company that I recognize, which is an anchor company called Fortress, and then I saw another company that’s selling steak. So it looks like it’s all kinds of stuff. Tell us about the mix you got and how do they find you?

Michael Seifert:

That’s a great question. What’s pretty cool about our experience is that it’s 90% small businesses. So these are businesses that we really believe make our country special because they have stories to tell. They’re owned by an American family that’s done it the right way, that have tried to grow these businesses with the help of their local communities. And it’s been pretty profound to be able to help them in this process. And we have businesses from all different industries, so that’s actually one of the most common pieces of feedback that people share when they join the platform is, “I’m blown away to find that this has most of what I need.” Not all of it yet, and that’s an exciting part because any holes in the experience where there are not businesses fulfill those industry needs, we actually get to create those businesses. More on that later.

But what’s exciting is that we really have this holistic approach to meeting the lifestyle needs of all of our consumers, whether it is through steak and meat subscriptions, or whether it’s through clothing, retail. Our largest demographic industries on the platform are business owners that have created companies in the online retail space, whether that be clothing, accessories, household goods is a big one as well. We also have financial services, so insurance companies, financial advisors. Those are industries where you really want to make sure you trust the other person on the end of the transaction. And you can’t have that trust that’s really fundamental to that transaction unless you have this shared values alignment.

The second part of your question was how they found us. What’s pretty cool about this experience is that we have a vast network of ambassadors. We actually have 500 ambassador influencers around the country that have signed up and have said, “I want to be a super user. I want to go share the word. I want to get your merch. Send me a T-shirt. Send me a Koozie. I’m going to go everywhere.” So they’re knocking on businesses. They’ve got an uncle that owns a restaurant in their local community, whatever it might be they’re posting it on social media, they’re wanting to get the word out. They’re entered to win prizes when they do that, so it’s kind of a fun community amongst our ambassadors that’s been created. And because of that, we have hundreds of businesses that sign up every single day from all over the country. And they’re all equally excited about this opportunity to reach a group of consumers that are driven to support them.

Omeed Malik:

Yeah, and...

John Jannarone:

Yeah. Go ahead, Omeed.

Omeed Malik:

So as you pointed out, we have over 55,000 small and medium-sized businesses on the platform already today. So the transcendent kind of nature of this product is that it is not really political, if you think about it. One of the topics I keep going back to is how COVID was really an awakening for so many parts of the country. One of the byproducts of those policies was a wealth transfer from the middle class to the wealthiest among us, in particular, some of the largest multinational corporations, who was disproportionately harmed during that period. Well, they were the middle-class people that owned brick-and-mortar stores.

One of the nice things that I’m passionate about with this product is that you’re actually able to patronize. When you go on them, you won’t see any overlap of these companies on Amazon. Right? This is not only patriotic, but it’s also an ability to subsidize and finance companies that are represented by the backbone of the country, which is the middle class. That’s who owns these businesses. So to me, that’s a theme that’s across the aisle, regardless of where you stand ideologically. I think everybody who understands the middle class is the backbone of the country would want to participate in that.

John Jannarone:

That’s really interesting. Tell me a bit more about that. When you make the Amazon comparison, is that the case, that I would never see one of your vendors on Amazon? Very unlikely?

Michael Seifert:

It’s unlikely. There, of course, are some, but it’s very unlikely because many of these businesses have felt really abused by Amazon. Really extensive take rates. Amazon’s tough too, because it’s a lot of nameless, faceless products. They really will only promote you if they have that substantial take rate. And there’s no opportunity for consumers to connect locally. So one thing that’s neat about our platform is that as we’re building out e-commerce and as we’re continuing to venture down this path to create this real Amazon competitor, we will always have a component of it that allows for you to partake in the local community experience.

So you tell us what you want. What are you looking for? You looking for pants? Great, we’ll show you online options. But we’re also going to show you where you can drive five miles and pick it up from a local vendor. And that’s something that Amazon has never been able to do. And it allows for our businesses to feel like not only is there a competitor that aligns with their values, but we’re actually offering something kind of unique to the market, even from a technology perspective, which is exciting.

Omeed Malik:

If you think that you should continue to patronize the Chinese Communist Party, you should continue to shop on Amazon, if that’s something that’s really important to you. You should do that. If you think that’s probably not the best idea, you should look for alternatives. Now, I get it. It’s a very easy platform to use, and until right now, there have been no other options. Well, we’re giving you one.

So, that’s kind of the opportunity in front of us. We can continue to complain and say, “How did we get here? Why do we make everything over there? Why do we keep financing them?” Someone had to step up and give Americans the ability not just to vote at the ballot box, but also to vote with their dollars. We’re doing that, right? And it’s domestically important, but it’s also internationally important. And that’s kind of the framework that I look at all of this through.

John Jannarone:

Great. I’ve got a bit of a pointed question for you guys. I don’t want to talk too much about DWAC and Truth Social, but I want to make some distinctions between you guys and that deal and that business. For one, as I was discussing with my colleague the other day, the SEC hasn’t given you guys much trouble. It looks like you’ve gotten through pretty cleanly. And in fact, Omeed, maybe you can explain how that’s going to work. There’s not that much left in the way for this transaction to be affected. Correct?

Omeed Malik:

In fact, we were already deemed effective over a week ago. So that process has been complete with the SEC and there’s a press release that you can find dated, I believe, was it June 28th?

Michael Seifert:

June, yeah.

Omeed Malik:

Yeah. So, that part of the process is done. And in fact, the other relevant date is that the shareholder vote is on July 19th. The following day, we will become PublicSq. Holdings and we are scheduled to ring the bell on the New York Stock Exchange on Thursday, July 20th, that morning. So the opportunity for folks that want to support this mission and make sure that this is a successful transaction in the final week, is to purchase the CLBR ticker that is now available for trading. So, that’s the opportunity for the investors that watched the show if they’re so inclined before the business transaction is consummated just here in about a week and a half.

John Jannarone:

That’s great. Just one more question on this comparison with Truth Social. I’m sure this question has come up with investors before. What other distinctions can you make between your model and theirs? I mean, obviously, that’s a social media platform, people are expressing themselves. With you guys, people are making purchases, so it’s not like they’re shouting about things. They’re just kind of buying stuff. Right?

Omeed Malik:

I would just say as an investor, a much better business model than a social media platform. As fun as those can be, I don’t think that’s a great business model. This is an opportunity I think, for Michael to talk about the business lines because there are multiple of this platform that make it such, I think, a compelling investment. And then maybe at the end of that, I’ll also just take a minute or two on the valuation that we priced, which is also a very big difference to other deals.

John Jannarone:

Perfect.

Michael Seifert:

Yeah, happy to. So what’s neat about this experience, is that we’re creating an economic ecosystem. And this economic ecosystem has multiple paths for revenue. So obviously, we’ve had one of those paths in flight for a year, which is our advertising. So when businesses join the platform, they join for free, but they have an opportunity if they would like to increase their exposure to the audience, to actually start to jump into a price model. So, they can pay for exposure.

For example, we have a thousand clothing companies on the platform if you want to be ranked in the top 10, those are most often advertisers. And we slot them out and it’s a pretty neat system. It’s also very cost-effective for these businesses. They’re paying less for better exposure, and it’s why they keep coming back. We have strong retention amongst our advertisers. So, that’s revenue stream number one.

Revenue stream number two is actually launching here in the next few weeks, which is our opportunity to create the products that will fill the voids currently in the market for values-aligned shoppers. Meaning, as I described earlier, there are very few industries in which we don’t have awesome vendors on our platform representing. But the industries where there are not those values-aligned alternatives to the big brands, we actually have an opportunity to create those B2C products.

So the platform itself is a great ecosystem where consumers and businesses gather. That ecosystem gives us a lot of data and insights about what this cohort is shopping for. So if you are a Christian conservative mom from the Midwest, no one in the country can tell you better what they are looking for in products than we can. So then we then get to cross reference that with the market, see where there are no values-aligned alternatives, create those brands for better margins than the competitors because we have a lot of the infrastructure from our own vendors in-house, like our fulfillment we found through our own platform, our bank, we found through our own platform, and then we get to sell that back into our marketplace and it’s a great revenue opportunity. There’s a reason every celebrity wants to start a skincare line. If you’ve built an awesome affinity community and you can nail the margins with high-quality products, you can really see your revenue opportunity take off.

And the final revenue stream here in the short term before the end of 2023 is our introduction of e-commerce, where actually all the transactions are brought in-house. You have one shopping cart, multiple vendors, and we begin to take a transaction fee that is very competitive compared to some of the other comps like Etsy, Amazon. And that’ll be a great opportunity for businesses to have another arm in which they can sell their products. And it’ll be great for consumers because it’ll make the experience even more seamless.

So all three of those are pretty significant revenue streams. And obviously, people can extrapolate with me and get excited about the future opportunities of B2B relationships and revenue share opportunities there, when you can actually connect the vendors that are on our platform with each other. So advertising today, but a lot more to come. And all of those things are differentiators between us and a Truth Social. Have a lot of respect for those guys and that team over there, but this is one of the perks of being a commerce platform, is our ability to exercise some of these other arms.

Omeed Malik:

Yeah. And I mean, any investor when they’re considering investment, obviously looks at the entry point. And I think that’s another very important part that should be considered with this transaction. Which is to say, when we were valuing this company, and this is in the S-4 for people to look at, we only gave the company credit for the advertising revenue stream. That’s all we assessed when we were putting that valuation on a company. And unlike other SPACs that have gone public at billions of dollars, which may have been too rich and too expensive evaluation, this company is going public at a pre-money $200 million enterprise value. So that’s also, I think relatively speaking on its face, a very low entry point for the business.

Michael Seifert:

John, I think-

Omeed Malik:

Oh, you’re just muted, that’s all.

Michael Seifert:

... you might be muted.

John Jannarone:

Oops. Oops. Sorry about that, guys.

Michael Seifert:

No problem.

John Jannarone:

Yeah, I just want to walk through that in a little bit more detail. You could quite easily take the transaction fee that Michael was talking about, which is known that business is a take rate, and come up with a much, much higher valuation. And I realize that you deliberately price this deal conservatively, so that’s what investors can look forward to, is perhaps the valuation growing into something that size.

Omeed Malik:

Yeah, that’s exactly right. I mean, on a high-level basis, when you look at similarly situated companies, they often trade with a four or five x multiple on sales. And we didn’t do that here. So, I definitely encourage your investors to look at how we described this in great detail in the S-4. But the fact is what you just pointed out is an extremely, extremely important component of the transaction, which is to say what we think is a conservative valuation here.

And that’s what any investor would look at, is not only how great the business is doing, what they think it may do, and then what can I buy it for today. And that’s actually, if I may, an opinion I have generally on what’s gone wrong over the past couple years, is that many companies were overvalued. We have a best-in-class team that looks at the market and understands where it is, and wanting to price this deal as fairly as possible.

John Jannarone:

That’s great. Something else I’d like to point out, if I might, is that the SPAC is trading above the cash and trust, which is an indication that there are a lot of folks who intend not to redeem their shares, but to keep them. If that’s the case, and I’m sure you gentlemen are hoping for that, tell us about what you might do with a lot of these proceeds. Because unfortunately, as I’ve observed in the last couple of years, most deals these days really get 90% plus redemptions, unless it’s an amazing story. So, it’s a great sign that you’re trading there. So, tell us a bit about what you might do with those proceeds when they finally are tallied up.

Omeed Malik:

One other great sign I’ve mentioned before Michael goes into that, is that the company as disclosed, has also raised $22.5 million on its balance sheet, very recently, to further capitalize it. And as an example of the institutional community seeing that this is a great opportunity is that a 13D was filed even before the closing of this transaction, which demonstrates that there’s a very large institutional holder of the stock, which is also another very rare thing. And obviously, your viewers can draw their own conclusions from.

Michael Seifert:

And in terms of use of proceeds, what’s great is that we’ve operated lien and mean to date. We’ve showed that you can do a lot with a little, especially if you compare us to some of the comps in this space that have built commerce platforms or directories that are focused on marketplace experiences targeting both consumers and businesses. And another great highlight of our experience thus far has been that we’ve spent very little on marketing. Our customer acquisition cost has been nearly non-existent, largely because of our earned media exposure.

So if you follow us on Twitter, you’ll see often that we, on average, have about five media appearances every week. And that’s because thankfully, we’re not just creating a lucrative business. We’re telling a story and it’s a story that’s resonating with millions of Americans that have felt unheard for a long time. And we expect that to continue.

So because of that, we’re not like many other consumer-facing products where you’re taking the bulk of your spend and putting it in marketing. We actually get to spend the bulk of our use of proceeds on engineering and product development so that we can continue to refine the platform itself that exists as the core central ecosystem of the experience. And on top of that, develop these other D2C products that are great revenue generators with strong margins.

So use of proceeds for us, definitely structured, engineering at the top, product development, number two. And then now that we know who we’re talking to, our average consumer’s a 37-year-old woman, upper middle class with kids. It’s those mama bears that are passionate about the next generation and the future of the country. They also make 70% of daily purchases for the household. It’s a strong community of consumers.

Now that we know who we’re talking to, how to talk to them, and what channels they’re on, we can begin to put a little bit more financial firepower on marketing behind some of the channels that we know will work. So, that’s our use of proceeds. We’re excited for this transaction because it’s one that we want. We don’t need it. It’s not a necessity to keep going. What it is for us is it’s an opportunity to invite our consumers in as owners, and then really pour gas on the fire of this incredible movement that’s been created.

John Jannarone:

Great. I want to get back to this ESG topic, but before I do, I want to take a question that came in from the audience here over email. Someone’s asking, “I have a small business. We just started. Am I too small to join your platform or would I be welcome there?”

Michael Seifert:

You would absolutely be welcome there. I promise you, you probably won’t be the smallest business. We have plenty one employee businesses, sole proprietorships that are providing incredible value. And every company, including our own, started with one employee. And so, I would absolutely recommend they join the platform, and we’d love to welcome you there.

So no matter what you’re offering, if you have a family-friendly business and you align with the values that we espouse at publicsq.com, you agree to respect those values, meaning you won’t spend time, money, or resource antagonistically against the values, it would be an honor if you’d joined the experience.

John Jannarone:

Great. If I’m not mistaken, going to the other end of the spectrum, there are very large businesses that work with other platforms like Amazon. What’s your view on working with much, much bigger companies? I mean, I think that it’s fantastic that you’re helping these small businesses grow. But how do you look at that as a business opportunity, working with international conglomerates?

Michael Seifert:

It’s a great question. We’ve certainly had more exposure in the recent days, as we’ve had more notoriety toward larger corporate entities. And while we’re certainly welcome to joining arms with them as well, as long as all the qualifications like I just described, are met. We at the same time, always want to keep the central ethos of our community strong. I never want to allow for the real estate of the business to be totally taken up by three or four major corporate entities, largely because it dilutes the experience. And that’s not what consumers are looking for.

So what I will say is that while we absolutely welcome many major corporate entities, and many of them advertise with us that have larger budgets. They make more than $30 million a year. They’re no longer categorized as a small business. We certainly welcome them. We’re excited to partner with them, but we don’t actively target them as much as we do many of the small businesses on Main Streets. Because again, that provides that community field that’s really special. So we kind of have a best of both worlds there, and the experience seems to work well for both camps.

John Jannarone:

Well, Michael, it’s interesting you say that because I’m just thinking about something that I’ve been observing a lot in the last two, three years. A lot of these larger companies are being pressured to create ESG reports. I’m just curious what you think about that. And could that conflict with reaching the right audience?

Michael Seifert:

It does. It does conflict with reaching your right audience already. What’s unfortunate is that, as I mentioned at the outset, ESG and DEI are largely philosophies that are rooted in this facade of virtue that’s not actually grounded in any sort of reality. We believe wholeheartedly that the way the economy is most productive is when it’s focused on meritocracy.

In fact, just last week, the Supreme Court ruled that affirmative action in universities is illegal. We would love for that to be the same thing in corporate America. We want to go back to the 1964 Civil Rights Act where we’re not supposed to judge each other based upon these immutable characteristics, what we look like or where we’re from, but instead on the job that we do and making sure that we perform at the highest levels possible and provide maximum value to our shareholders and our consumers. That’s all we care about. And so, I think that what’s difficult for a larger corporate entity today, and certainly we resonate with them, we want to help them adopt this more meritocracy-focused mindset, but they’re beholden to so many large financial institutions that have really enforced these ESG and DEI mandates that have led to the detriment of their company. And by the way, they’re starting to realize it.

Target has embraced DEI and ESG, but it’s led to the drop of their market cap, and JP Morgan acknowledges this. Vanguard has just recently said, “You know what? Maybe we need to back off of ESG a little bit,” so I think that we’re at the forefront of this rebuke of those philosophies, and I think in the process, everyone will be better off for the meritocracy focus no matter what you look like, no matter socioeconomic status, or where you’re from. That’s our belief, and we’re happy to help more and more businesses recognize that as well.

Omeed Malik:

Well, you can’t complete the rebuke unless the capital will flow somewhere else. In other words, what we’ve had right now is over a decade of data that demonstrates that the ESG scam, as I call it, to the extent it can even be defined, which it can’t, the idea is to keep it nebulous so it actually signifies nothing, but have everyone say that they do this. And we’ve seen that it’s a scam because you have anecdote after anecdote of where a company’s share price would be falling, but the CEO gets a bonus because they hit certain ESG metrics. This happens across the board, and then to the extent you can define an index around its underperformed the S&P passively. So, we now know that it is just been a marketing scam.

The second question is, what actions will take place? Well, the first is the divestment from these firms, and you’ve started to see that with red states divesting their funds at a state level from asset managers, they view to be beholden to this schematic like BlackRock, Vanguard, and State Street. The second step is, where does that capital flow to? So you have $52.5 billion of market cap eviscerated between Disney, Anheuser-Busch, Ben & Jerry’s and Target, but who will be the beneficiary of that? That’s a tremendous thing. PublicSq. will be the beneficiary of that. PublicSq. is the only game in town with no competition. So that’s, I think, the business opportunity ahead of us. It is not up for debate that this problem exists, it is not up for debate that this TAM exists, the question is, as the first mover, will we be able to execute?

John Jannarone:

Great. I’ve got a question here from Chris, I think we’ll take this one. Chris is asking, it’s fine and good to say people care about their beliefs, but at the end of the day, do people care more about the price of what they’re buying? So he’s asking, are you charging more through PublicSq. than you could get something similar elsewhere? Or is it quite competitive?

Omeed Malik:

And I’m going to let Michael answer the specific question because he has a great answer for that, but let me just put a finer point on this that I think a lot of people who don’t follow this day to day, nor should they, but we’re the geeks that do it: basically the Rubicon, it’s been crossed as it relates to the way people shop. Maybe we can all be nostalgic for the nineties when this was not a thing, it’s become a thing, but it hasn’t been driven by this side. In 2019, the business round table decided that it was going to be about stakeholder capitalism and eviscerate shareholder primacy, which has been the foundation of basically corporate law jurisprudence for over half a century. So it was then that decided that, “We’re going to take into considerations other factors that have nothing to do with the bottom line.”

So that’s how they started this, and it was a culmination of 10 years of ESG scores. What has also happened generationally though, is that millennials when polled, 83% of them say that they want to shop their values, so if you accept that premise that people now want to see their view of the world reflected in corporate America, and it’s also going to continue because of where we are, then you have to say that the other half of the country at least needs products and services. So, that’s the point as to where we’re headed. And now for the second part, are we charging more for something we know customer behavior is already headed?

Michael Seifert:

And to that point, we’re actually trying to do the opposite, which is offer discounts to consumers for shopping through PublicSq. So, the majority of the businesses on the platform will actually give you a discount if you’re a PublicSq. member, and that’s present in both online businesses and in local businesses, so the local coffee shop near my house in San Diego where I’m originally from, we just moved to Florida, we’re political refugees as well, but where I’m from in San Diego, there’s a coffee shop there called in Vida Cafe, an amazing coffee shop run by a second generation American immigrant from Italy, and they have an incredible aesthetic in the business, they serve coffee with excellence, a real nice third wave coffee. Well, this coffee shop will give me a free cup of drip with any purchase that I conduct there as long as I show my app.

And we also have those same discounts with the meat subscription boxes or the health insurance, or we have incredible discounts especially in areas of online retail, which is where many of those fundamental purchases where you’re looking for the cheapest option take place. The other thing that I’ll mention is that we’re also trying to stress companies moving their manufacturing and sourcing and materials back to the United States. That’s obviously an expensive endeavor that is not cheap, and so as we help those companies get exposure, it’s especially helpful when they can receive discounts and when we can reward consumers for going to these businesses, which is why we’re continuing to develop our user rewards program. So I would definitely say to Chris’s question, it’s a great one, but we are striving to make this not only affordable, but an actual incentive program where you can receive incentive and reward for spending money in alignment with your values. We’re not there fully yet, but we are on our way. And it’s working so far, especially with our target demographic.

Omeed Malik:

And the other point to Chris, it is a great question, is let’s even assume that it’s the same price. So, for Chris and others, what if it was the same price? If it was the same price, would you like to subsidize China or would you like to subsidize the United States?

Michael Seifert:

Exactly right.

Omeed Malik:

That’s the question, okay? That’s really what we all need to be thinking about this country that we all live in and what can we do as patriots?

John Jannarone:

Great. That’s a good answer. And I take your point about shareholder primacy, but I just want to get back to something from another question coming up here that reminded me, is asking about your employees: if you’re a fast-growing business, how do you regard your employees? They’re stakeholders too. Now, I understand that shareholder primacy is what it is, but certainly there’s something to be said about what you’re doing and how you can offer someone a role who might otherwise get a job at another e-commerce platform. Tell us about what you’re doing for them.

Michael Seifert:

People ask us often, John, if the talent issue is affecting us, if we’re having a hard time hiring, and it’s actually been the opposite: we have over 100 applications in our door every single day, with CVs and everything, from other industry professionals that have existed at these major corporate behemoths that are ready to leave. We’ve hired people from Target, we’ve hired people from Yelp, we’ve hired people from Amazon, and we’ve done this strategically because they have felt like, “Man, the work I’m doing here is not even valued. We’re not even focusing on innovation anymore at these other companies. All we’re doing is talking about woke politics, I can’t do it anymore,” and so when they come to our staff, they know two things right off the bat: number one, we will respect their values and we’ll be excited to share those values and a love for country and the Constitution with our employees, and we’ll never be afraid to speak that out openly. No longer do they have to be afraid of speaking their mind.

And the second thing is they can trust that they can innovate here. We hire racehorses and then we let them run, and we’ve done that from major, again, major leaders in the world of e-commerce as well as CRMs, B2B SaaS, a lot of the tooling that we need for the growth of our business. The second thing that I’ll mention is that we really try to put our money where our mouth is with our values, specifically catered toward our employees. So for example, last year when Roe v. Wade was overturned with the Dobbs decision, we had about 300 major corporate entities that came out and they announced that they would be spending $4,500 for their employees to go get abortions. If they wanted to travel across state lines, they would go and pay for their employees to get these abortions.

They did it in the name of women’s healthcare. I actually believe that that’s a pretty cruel thing to do. To contribute financially to the dwindling of someone’s family, I think is one of the cruelest things you can do to a person. And we wanted to do the opposite, we wanted to say that if you’re an employee on our company, not only do you have great parenting benefits, we will also put our money where our mouth is we’re going to do a $5,000 bonus for anybody on our staff that has a baby, their spouse has a baby, or they choose to adopt. So if you’re on our staff, we have a baby bonus program, and we’re a pro-family company, and we want to make sure that we’re doing that holistically, and it’s worked.

We’ve already had four families take us up on that. We had another four pregnancies announced recently, and while these other companies are paying for abortions just so they can reduce their bottom line so they can pay less on maternity leave, we actually believe that effective employees are most productive when they feel like their company has their back. And I can speak resoundingly that based on the feedback we received from our employees, that’s the case at PublicSq.

Omeed Malik:

I also think there’s a huge market for talent of employees who don’t want to spend 85% of their day being indoctrinated by human resource departments, and may want to spend that time actually innovating and working and being, I think, judged on the quality of that work, not whether or not they subscribe to some peculiar ideology that someone in HR is telling them they need to. So, it’s really an indoctrination camp versus a business.

John Jannarone:

Great. What Michael was talking about it was a good segue into something that I wanted to bring up: you talked about your existing business lines and for the rest of 2023 or so, but if we look at further, as I understand you’re looking at developing your own products and baby care might be a great place to start. Can we talk a bit about that?

Michael Seifert:

Yes, absolutely. That’s actually our first D2C product, you’ll see it referenced in our S-4, it’s called EveryLife: it’s a baby brand, diapers and wipes. You’ll notice that in the baby are industry in the United States today, all of the major incumbents, the nine top diaper brands, have all taken very anti-family stances. In fact, last year, there are many diaper brands that were in that category of companies that I just described that were paying for their employees’ abortions, so how does it make sense that a diaper company whose market is babies would be economically supporting the termination of babies? It doesn’t make any economic sense. And so for us, we wanted to create a diaper brand that is pro-family, that speaks to this cohort of consumers, this mom audience that has felt ignored.

By the way, the people having kids en masse in this country are largely conservative people. It’s the Christian conservatives from the Midwest that are having six kids. And so for us, this is a really smart economic decision, but deeper than that, it’s the core conviction that we hold as a business. What we get to do is we get to create this diaper brand, sell it into our marketplace with, again, better margins than many of competitors because our fulfillment solution, for example, we found through our own app, we are manufacturing with like-minded partners, and this allows us to meet the needs of our market that everyone else is ignoring. So, while all the other nine major diaper brands are going to go for this chunk of the population that I actually think is a lot smaller than they’ve realized, we’re going to go reach the other half of the country, and I think we’re going to be really successful in doing that. We’re excited about that endeavor.

And then by the way, to finish this, we’re going to do it again with the next few products. So, we’ll learn what we need to learn, we’ve got a great CEO and executive team of that specific product, and it’s a wholly-owned subsidiary of PSQ Holdings, so all that revenues on our P&L, and we’re able to utilize that for the growth of the overall business. We believe that the rising tide of this parallel patriotic economy will lift all the ships. And so, that’s what we’re trying to do here.

Omeed Malik:

I think it’s an important point, which is that there really is no other business that has almost two years of data on this massive cohort we’re describing. So, that data is proprietary to us: we know what they want and where they want it. And what we are not going to do is launch products where there is already an existing product on our platform. We’re not going to compete against the way that Amazon did. What we’re going to do is see where are those gaps in the market where we know we can have positive revenue generation on day one and fill that gap?

And so, this baby business is a perfect example of that. There was not an existing product like that on the platform, but yet we know that’s what the customers wanted. And so, we’re meeting that demand. So, not only does that work because we have these logistical relationships that he mentioned that he met on the platform, but it also reduces the customer acquisition costs leading to better margins because we already know the demand. We’re not searching for it like other customer businesses need to. So you have this flywheel that starts feeding off of each other, which is the advertising, the data, and then the take rates, and then finally the DTC businesses that we can all build. So, it becomes just an incredibly powerful ecosystem, again, around this mouthwatering TAM that no one has been able to access.

John Jannarone:

Great. Omeed, let’s turn this to a little bit more in detail on the financials of the business. Something I’d like to point out too is that if I step back and I look at the hundreds of SPAC deals that have come across my desk in the last few years, something there, there’s some things that we all saw. One was companies issuing very aggressive projections, which you haven’t done. And also some companies, and I’d point out Truth Social as an example of this, has been criticized for not having very well-defined business plans. Talk about your path to profitability in as much detail as you can Omeed. And I realize that very deliberately, you’re not giving forecasts on that, but can you just walk us through how the business turns to profitability?

Omeed Malik:

Well, I think people have found – Yeah, investors is that projections for nascent businesses, and $1.50 may get you on the subway, so I’m not really sure how much value investors should be putting in projections for nascent businesses. They should instead appreciate what the comps are doing, what the overall market is, and that’s exactly the detail that we go into explicitly in our public filings when assessing this business. So yeah, there were no financial projections put out there, and people will be able to decide that with all the metrics that we have provided today as well as the entry point, do they want to bet on the management team and the opportunity here?

And I think that’s really the value. If we had suggested that this was a $10 billion company, that I may understand some of the criticism that has been leveled against other deals in a similar situation, but that’s exactly the opposite approach that we took. And so that’s the idea here, is that we fundamentally believe that this company speaks to such a large swath of the population, and that is imperative that companies like this access capital markets because capital markets belong to every American, not just half the country. And so, we are trying to democratize that experience and allow people to make their own decisions as to whether they want to support this transaction, either for ideological or financial reasons or both. And that’s ultimately what the decision will come down to.

John Jannarone:

Great. Michael, anything to add?

Michael Seifert:

I would just say that again, I would point back to the fact that we do not need this transaction. We want this. This is an opportunity for us. So, the reason I point that out is that we do not need this transaction to hit the point of profitability. As Omeed mentioned, we just completed a $22.5 million round that has fortified our balance sheet. And so while obviously we believe we’re going to see minimal redemptions here because of the strong retail presence in the stock and 13D and these other data points that we’re obviously looking forward to, no guarantees of course, but that’s what we believe is going to happen.

Even if it were not to happen, we know that we’re in a fortified position to hit the point of profitability with just the three revenue streams that I had originally articulated, not counting any of the additional revenue streams, that of course, will add to this mix that I alluded to earlier that are past 2023, referring to things like B2B revenue shares, user rewards, capitalization. So we are in a good spot. I’m really excited about our runway here as a business. And we, most importantly, and Omeed touched on this, we have the right team in place. These industry experts we’ve hired, they’ve done this before. This is not their first time. And so, what’s great is they’re able to take their experience, their massive skill that was undervalued at these other companies, and now they get to run. And we believe that that will create not only a liberating movement for our consumers, but a very lucrative opportunity for our business.

Omeed Malik:

And I just say also, that is a great question because it’s obviously top of mind in investors. But that said, when you are investing in an earlier stage business, particularly one like this, which has relatively lower cost associated with it, the idea of profitability is one that’s more at the discretion of the management team. Ultimately, in our interactions prospectively with the street, we’ll determine what’s the right way to use the cash that we have already ascertained and will ascertain around growth and balancing that with when we want to hit those profitability hurdles.

John Jannarone:

Great. Yeah. Something that I’m sure everyone noticed when we watched that clip in the beginning was the caliber of people you have who are advocates for the business. I think some of them like Donald Trump Jr. are investors as well. Can you talk to us a little bit about how you can utilize those folks as informal advisors, perhaps? And on top of that, tell us about the board of directors, which I know includes Omeed and some other folks.

Michael Seifert:

We’re very grateful that it includes Omeed and I think it’s a sign of the strength of this transaction more holistically. It’s very rare that you’d have the CEO and chairman of the SPAC joining the board, locked up for a year with his entire sponsor and dedicated to seeing this movement not only be created for this moment in time, but really have some longevity and legacy to it, so that’s exciting. Also on the board of directors, we have superstars like Nick Ayers, Mike Pence’s Chief of Staff in the White House, Former Head of the Republican Governor’s Association, their youngest chair they’ve ever had at 23 years old. A real rockstar when it comes to growing these movements and knowing exactly how to bring products to market that reach these folks in this cohort. Blake Masters, US Senate candidate from Arizona, as well as the author of Zero to One, most successful startup book of all time. And he was the COO at Teall Capital, Peter Teall’s Family Office.

We also have an incredible audit committee chair with 30 years in audit experience, James Rinn, who’s a great guy and has a lot of experience with companies like ours that are wanting to run by the book and have excellence at the forefront of what they do. We’ve got a great board. Caroline Carralero is actually the CEO of EveryLife, our first wholly-owned subsidiary. She was a Teall fellow at 19, a three-time founder. We’ve got a great skilled group around the table here.

And then on the influencer front, that’s been a real joy because when we started this, we had no big-name firepower. It was just me and a few friends in a garage. It was literally a garage in Carlsbad, California creating this and dreaming of what this could be. And very quickly we realized that not only would this resonate with other normal folks like us, but it would resonate with people that have significant followings and would want to bring others that trusted their voice into the PublicSq. community as well. And that includes political figures, of course, like Donald Trump Jr., who’s an investor in our company. We’re grateful for that, who’s been a very vocal advocate of ours and an advisor to our team.

It also includes folks like Bethany Hamilton from professional surfing, or Beaver Fleming, men’s top skateboarder. We’ve had real inroads to NASCAR and country music with people like RaeLynn, who are vocal proponents of the PublicSq. experience. And that’s pretty cool too because it underscores this point that we make often, which is that if you’re trying to label this as just a political experience for a small subset of the population that may be interested in right-wing politics, it’s a vast underestimation of how far our influence has already reached.

We’ve reached pop culture, entertainment, action sports. There was a racing team, actually, this spring, and I’ll finish with this, who let us wrap two of their cars for free in two NASCAR races, which has a value, by the way, of over $350,000 to be able to do that. They wanted us to wrap their cars for free because they just wanted to support the parallel economy. They wanted to wrap their cars in companies that they knew stood with the values that they appreciated. And so, more opportunities continue to happen like this, and we think that that really puts us in a cool position to have the right folks of influence backing this brand.

Omeed Malik:

Yeah, exactly. I think the idea that this is purely political severely underestimates the TAM. There is a huge independent constituency that now exists in the country, and you can define it by the Joe Rogan listener. They’re not Republican or Democrat. The vast majority of the population now in America associates with independent rather than one of those two parties, and that’s really the type of folks who are with us. And as it relates to politics, we’ve got direct connections, obviously, to the Trump side, to the DeSantis side, to the Vivek side, and even the Robert Kennedy side, on the Democratic side, all of which the people that those folks are very much with us too. I think that demonstrates, again, as I keep saying, the transcendent nature of the opportunity, the constituency that’s built in, and how we are really at the forefront of the cultural milieu that is occurring right now in the country. That also provides us and has provided us with just earned media that we are not paying for at all.

We announced this deal, not on CNBC, but on Tucker Carlson Tonight. We know who our audience is and it’s a huge one, and they want to hear from us. And yet, what keeps happening and will continue to happen, as we’ve seen, is that every week you’ll have a multinational corporation that is doing something silly, and we will be the direct beneficiary of that. And that’s going to continue, and yet, media outlets across the board will continue to have us on and talk about this. And in that regard, it’s very similar to how when Trump went in 2016, he didn’t have to spend a lot of money because people kept having him on, if you recall, to CNN, MSNBC, all these places now that don’t like him, but that gave him a platform. Because when you capture the zeitgeist like that, then you become the spokesperson board, and that’s exactly where we are at this current moment.

John Jannarone:

All right. Someone’s asked a question about the competitive landscape. Michael, tell us how to look at this. Are most of these vendors people who were not on a third-party platform before they found you guys, or are you taking them from places like Amazon? How does that work? And I guess as a follow-up, I’d ask... I mean, Amazon is the 800-pound gorilla in the room here. Do you feel like you’re going up against a juggernaut or are you operating in a bit of a different space?

Omeed Malik:

Can I just take the last part first and-

John Jannarone:

Yeah, absolutely.

Omeed Malik:

Just on that, any time you work as an investor and banker, you have a new business. The first question, a skeptical investor will say, “Well, why isn’t Amazon doing this?” And often it’s hard because they want to get into everything and basically take over every small business. They can’t do that here. That’s very, very, very unusual that you don’t have one, any existing competition, and two, the gorilla can’t eat you, because the gorilla wants nothing to do with us. The gorilla has decided that this market that we’re going after is not theirs, and that market also detests them. They want nothing to do with an Amazon-branded product or Amazon itself, and Amazon can’t betray its existing cohort by coming over here. We’ve effectively gotten the gorilla out of the equation, which is totally unique. And at the same time, we have no existing competition. This transaction accelerates our growth where there’ll be a significant moat around the business now, with no competition from the top, sides, or behind us.

Michael Seifert:

And on top of, the fact that we are first to market is a big win here. I think that the fact that the country that agrees with us has coalesced around this solution and then we’ve encouraged them to build with us, I think that’s a really powerful message. And I think that it puts us in a league of our own. What’s nice too about this is that I refer the investor people to go to view the investor presentation filed with the SEC, they’re going to see that one of our comps is Etsy, and Etsy is a $13 billion market cap, very successful company in their own right. We believe we have a greater opportunity than they do because of some of our other business models and verticals like I’ve described in this call.

But on top of that, one thing that Etsy is doing that we get to come at them with is giving businesses a voice. One thing that Etsy does better than Amazon is giving businesses a face. You feel like you’re actually shopping from small business creators. And so, when you ask about, where have we taken businesses from? Many of the businesses on our platform are dwindling their Etsy exposure. Etsy famously has taken very, very woke progressive stances. They also allow for pornography on their platform through some of the products that they sell. It’s very disturbing. And so, they can’t frame themselves as a family-friendly product, and that’s very different than in this situation here. And so, we certainly look at Amazon. Yes, they’re a behemoth, but as Omeed correctly pointed out, they don’t have the ability to just go and do what we’re doing. It’s not possible. They don’t have the credibility.

And by the way, that stretches beyond political boundaries. No one feels good shopping from Amazon, regardless of political affiliation. And on top of that, as I mentioned with our competitive edge toward Etsy, we’re actually singing a wholly different tune, which is that Amazon stakes all of their weight on convenience, just getting something quick to your door. It’s the shopper that says, “You know what? I forgot this at the store. I need to have this sent to my house.” There are companies like Etsy that say, “No, no, no, we want to actually prioritize the owner and give you the feeling like you’re shopping from a real business here that you can get to know.” We have that same drive, and yet we have some of the business models of an Amazon that allows us to experience greater revenue than Etsy.

We have this best of both worlds edge here and the highway is ours. The reality is at this point, it comes down to execution. And so, that’s really, as people are investing in CLBR, that’s our ask. We ask that people would look at our team, look at the track record, look at the management, look at the board, and then they can make their decisions. Do you believe that we can execute with the highway out before us and being the first mover in this industry and having the country behind us, what do you believe is possible for PublicSq.? We obviously believe it’s tremendous and we hope.

Omeed Malik:

Can I just close on this quick analogy, John? Just a quick analogy. Yeah. Okay. Over 25 years ago, a guy named Roger Ailes decided that all of media was one-sided, and said there’s over half the country doesn’t feel spoken to at all in news, and was able to successfully tap into that and create Fox News as the behemoth that it was today. That’s an example in news of going after this cohort. It’s never been done in commerce, but I’m just demonstrating a proof of concept if you tap into that. And then the second is, look at how this cohort spends its money. I think a movie that just came out this past weekend.

Michael Seifert:

Yeah, Sound of Freedom.

Omeed Malik:

Sound of Freedom, which is catering exactly to this constituency was the number one movie over July 4th weekend, beating Indiana Jones. Think about that. That was the number one. If you can motivate this cohort in a way that it hasn’t before, the dollars are there, and that again, is just, I think, crystallizing this business opportunity with some historical context.

John Jannarone:

Perfect. There’s a technical question here I think we should address quickly. Andrew’s asking how the mechanics of the IPO work, correct me if I’m wrong, gentlemen, but basically if you buy CLBR now, there’s not any doubt that it will convert automatically into shares in the new company. It doesn’t really depend on redemptions or anything like that because of where you stand. Is that right, Omeed? I just want to make that clear.

Omeed Malik:

Yeah. I mean, the lawyers will never say to say that, so I’m not going to... They say that, but as a high level, there are no material terms that exist like they typically do. And so, we do not have a minimum cash condition that you typically find that has been waived, and that’s all been disclosed. We are just headed towards a shareholder vote. And so, yeah, the opportunity is to purchase the CLBR ticker now, which will then, as long as the process works over the next week and a half, become PublicSq.

John Jannarone:

Great. We’ve covered so much ground here, guys, but I wanted to give you guys a chance to tell me what you’re most excited about for the rest of the year. Obviously, going public has got to be the biggest event for you, but what else? Look into this rest of the second half. Can’t believe we’re here already. Are you guys most excited about doing with this business?

Michael Seifert:

You first.

Omeed Malik:

For me, it is just the ability to start executing actually, and that’s what we’ve been talking about. Since we announced the transaction, a lot of it has been working on the deal because it’s a lot entailed in it, but the idea is to now go start playing and playing offense, which is super exciting because this will be the first opportunity to do that with the platform. And being really aggressive on our ability to grow with all of these different constituencies we have direct touch points to and say, “We’re here. You’ve been waiting for this moment, and now we can go and transact.” And I think the country’s really going to adopt this, and we have so much support from so many different areas of the country. It’s just exciting. I can’t wait.

And that’s, again, as Michael pointed out, one of the most important things is on joining the board, this has become my passion. People that know me know I also have a fund called 1789 Capital that only invests in this space, so this is not some quick transaction, I walk out the door for better or for worse, that a lot of other SPACs are like. People can take comfort that the person that did this deal is with it for the long term, and I’m bringing all my firepower to bear.

Michael Seifert:

Yeah, I’d say, actually, a similar answer. We’ve worked so hard on an excellent document with the S-4, and I’m grateful that we cleared the SEC and received that green light in truly very expedited time. We’ve worked hard as a team. We’ve got great law firms, great banks on this deal, and it’s really been a pleasant process. We’re in a season of transition more holistically as well. We moved our headquarters from San Diego, California to Palm Beach, Florida, so there’s transition all around. I’m really excited to have the ground underneath our feet for us to be settled in the new office, for us to have some new faces in that office as we’ve continued to scale our team and then really run and execute, especially heading toward the shopping season.

We have some major milestones we’re looking to crank through that are currently in testing as it relates to e-commerce that we’re looking forward to releasing before that Christmas shopping season. And so, we have high hopes for the end of 23. And then obviously in 2024, it’s an election year. People are paying attention to the cultural conversation. And so, we really feel like the next 18 months is a strategic opportunity for us to grow, so we’re ready. We’re ready to roll. I’m excited to run.

John Jannarone:

All right. Well, this was comprehensive. I really enjoyed this, Omeed and Michael. Thanks for joining us today. I just want to remind our viewers also, thank you. All of you asked so many questions. And if you’d like to watch the replay, the easiest place to find it is on IPO-edge.com or on Yahoo! Finance or on your Bloomberg terminal. Just look up the CLBR ticker and it’ll be right there in an hour or two. Again, Omeed and Michael, thanks a lot for joining us today.

Michael Seifert:

Thank you.

Omeed Malik:

Thank you very much. Have a great day.

Additional Information and Where to Find It

In connection with the proposed transaction (the “Proposed Transaction”), Colombier has filed a registration statement on Form S-4 (the “Registration Statement”) with, and now declared effective by, the Securities and Exchange Commission (“SEC”), which includes a preliminary proxy statement and a prospectus in connection with the Proposed Transaction. STOCKHOLDERS OF COLOMBIER ARE ADVISED TO READ, THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS THERETO, THE DEFINITIVE PROXY STATEMENT, THE PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. HOWEVER, THIS DOCUMENT WILL NOT CONTAIN ALL THE INFORMATION THAT SHOULD BE CONSIDERED CONCERNING THE PROPOSED TRANSACTION. IT IS ALSO NOT INTENDED TO FORM THE BASIS OF ANY INVESTMENT DECISION OR ANY OTHER DECISION IN RESPECT OF THE PROPOSED TRANSACTION. Now that the Registration Statement has been declared effective, Colombier has mailed the definitive proxy statement/prospectus and a proxy card to each stockholder of Colombier as of the record date for the special meeting of Colombier stockholders for voting on the Proposed Transaction. Stockholders and other interested persons are also able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, the Registration Statement and other documents filed by Colombier with the SEC that are incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov. Stockholders are urged to read these materials (including any amendments or supplements thereto) and any other relevant documents in connection with the Proposed Transaction that Colombier has filed or will file with the SEC, when they become available, because they do or will contain important information about Colombier, PublicSq., and the Proposed Transaction.

Colombier’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: Colombier Acquisition Corp., 214 Brazilian Avenue, Suite 200-J, Palm Beach, FL 33480; e-mail: ir@colombierspac.com. These documents, once available, can also be obtained, without charge, at the SEC’s website www.sec.gov.

Participants in Solicitation

Colombier, PublicSq. and their respective directors and executive officers may be deemed participants in the solicitation of proxies of Colombier’s stockholders in connection with the Proposed Transaction. Colombier’s stockholders and other interested persons may obtain more detailed information regarding the names, affiliations, and interests of certain of Colombier executive officers and directors in the solicitation by reading Colombier’s final prospectus filed with the SEC on June 9, 2021 in connection with Colombier’s initial public offering, Colombier’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 24, 2023 and Colombier’s other filings with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the Proposed Transaction, which may, in some cases, be different from those of stockholders generally, are set forth in the Registration Statement. These documents can be obtained free of charge from the source indicated above.

No Offer or Solicitation

Neither the dissemination of this press release nor any part of its contents is to be taken as any form of commitment on the part of Colombier or PublicSq. or any of their respective affiliates to enter any contract or otherwise create any legally binding obligation or commitment. This press release shall not constitute or form part of any offer or invitation to sell, or any solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. This press release is not, and under no circumstances is to be construed as, a prospectus, a public offering, or an offering memorandum as defined under applicable securities laws and shall not form the basis of any contract. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended or an exemption therefrom.

Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSq. and the Proposed Transaction and the future held by the respective management teams of Colombier or PublicSq., the anticipated benefits and the anticipated timing of the Proposed Transaction, future financial condition and performance of PublicSq. and expected financial impacts of the Proposed Transaction (including future revenue, pro forma enterprise value and cash balance), the satisfaction of closing conditions to the Proposed Transaction, financing transactions, if any, related to the Proposed Transaction, the level of redemptions of Colombier’s public stockholders and the products and markets and expected future performance and market opportunities of PublicSq. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all, which may adversely affect the price of Colombier’s securities, (ii) the risk that the Proposed Transaction may not be completed by Colombier’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Colombier, (iii) the failure to obtain the approval of the Proposed Transactions from the stockholders of Colombier and PSQ, respectively, (iv) the failure to obtain regulatory approvals, as applicable, required to consummate the Proposed Transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vi) the effect of the announcement or pendency of the Proposed Transaction on PublicSq.’s business relationships, operating results, and business generally, (vii) risks that the Proposed Transaction disrupts current plans and operations of PublicSq., (viii) the outcome of any legal proceedings that may be instituted against PublicSq. or against Colombier related to the Merger Agreement or the Proposed Transaction, (ix) the ability to satisfy and maintain the listing of Colombier’s securities on the New York Stock Exchange or another national securities exchange, (x) changes in the competitive industries and markets in which PublicSq. operates; variations in performance across competitors, changes in laws and regulations affecting PublicSq.’s business and changes in the combined capital structure, (xi) the ability to implement business plans, growth, marketplace and other expectations after the completion of the Proposed Transaction, and identify and realize additional opportunities, (xii) the potential inability of PublicSq. to achieve its business and consumer growth and technical development plans, (xiii) the ability of PublicSq. to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSq. of the intellectual property rights of others, (xiv) risk of loss of key influencers, media outlets and promoters of PublicSq.’s business or a loss of reputation of PublicSq. or reduced interest in the mission and values of PublicSq. and the segment of the consumer marketplace it intends to serve and (xv) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in the “Risk Factors” section of Colombier’s IPO prospectus filed with the SEC on June 9, 2021, Colombier’s Annual Report on Form 10-K filed for the year ended December 31, 2022, as filed with the SEC on March 24, 2023, and subsequent periodic reports filed by Colombier with the SEC, the Registration Statement and other documents filed or to be filed by Colombier from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and neither PublicSq. nor Colombier assume any obligation to, nor intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Neither PublicSq. nor Colombier gives any assurance that either PublicSq. or Colombier, or the combined company, will achieve its expectations.

Information Sources; No Representations

This press release has been prepared for use by Colombier and PublicSq. in connection with the Proposed Transaction. The information therein does not purport to be all-inclusive. The information therein is derived from various internal and external sources, with all information relating to the business, past performance, results of operations and financial condition of Colombier derived entirely from Colombier and all information relating to the business, past performance, results of operations and financial condition of PublicSq. derived entirely from PublicSq. No representation is made as to the reasonableness of the assumptions made with respect to the information therein, or to the accuracy or completeness of any projections or modeling or any other information contained therein. Any data on past performance or modeling contained therein is not an indication as to future performance.

No representations or warranties, express or implied, are given in respect of the communication. To the fullest extent permitted by law, under no circumstances will Colombier or PublicSq., or any of their respective subsidiaries, affiliates, shareholders, representatives, partners, directors, officers, employees, advisors or agents, be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of the this communication (including without limitation any projections or models), any omissions, reliance on information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith, which information relating in any way to the operations of PublicSq. has been derived, directly or indirectly, exclusively from PublicSq. and has not been independently verified by Colombier. Neither the independent auditors of Colombier nor the independent auditors of PublicSq. audited, reviewed, compiled or performed any procedures with respect to any projections or models for the purpose of their inclusion in the communication and, accordingly, neither of them expressed any opinion or provided any other form of assurances with respect thereto for the purposes of the communication.